REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The information contained in this report shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings by Ameritrans Capital Corporation (the "Company") under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

      Audit Committees play a critical role in the financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process. As such, we are providing this fiscal report to shareholders to help inform them of this process and the activities of the Audit Committee in the past year. The Audit Committee of the Board of Directors (the "Board") is composed of three (3), non-management, independent directors selected by the Board. The Audit Committee's financial expert is John Laird. On September 27, 2004, the members of the Audit Committee reviewed the existing Audit Committee Charter (the "Charter") and adopted a revised Charter outlining the Audit Committee's role and responsibilities. Shareholders may obtain a copy of this Charter, without charge, by making a written request to the Company at 747 Third Avenue, New York, New York 10017, or by visiting our website at www.ameritranscapital.com.

      The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company's standards of business conduct. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process. The Company's independent accountants, Rosen Seymour Shapss Martin & Company LLP ("RSSM"), are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

      In this context, the Audit Committee hereby reports as follows:

                    1.    The Audit Committee has reviewed and
        discussed the audited financial statements with the Company's management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addressing the clarity of the disclosures in the financial statements, specific sections in the financials s including the Loans Receivable and Equity Securities sections were revised aesthetically, for ease and clarity for the reader.

                    2.    The Audit Committee has discussed with
        the independent accountants and management the matters required to be discussed by SAS 61, as amended or supplemented.

                    3.    The Audit Committee has received the
        written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as amended or supplemented, and has discussed the independence of the independent accountants.

                    4.    Based on the review and discussion
        referred to in paragraphs (1) through (3) above, the Audit Committee approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the Securities and Exchange Commission.

                      Respectfully Submitted:

                      Paul Creditor, Chairman
                      Howard Sommer, Director
                        John Laird, Director